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                                                                   EXHIBIT 10.16

               ADDENDUM TO PRIVATE LABEL VENDOR AGREEMENT BETWEEN
                   MDA CAPITAL CORP & LIGHTHOUSE CAPITAL INC



THIS ADDENDUM TO PRIVATE LABEL VENDOR AGREEMENT is made as of January 15, 1997 by and between MDA CAPITAL CORP. ("Assignor"), both a corporation, and related with its principle place of business at 70 Mark Ave., Carpenteria, CA 93013 and LIGHTHOUSE CAPITAL, INC, ("Assignee") a wholly owned subsidiary of Syracuse Supply Company, Inc., with its headquarters at 5921 Court Street Road, Syracuse, NY 13206.

                                   WITNESSETH

        WHEREAS, Assignor in its ordinary course of business sells Equipment (as such term is herein defined) to its customers; and

        WHEREAS, Assignor proposes to give Assignee a right of first refusal to provide leasing services to its customers; and

        WHEREAS, Assignor desires to establish a Private Label Vendor Agreement with addendum (as such term is herein defined) lease program, with Assignee servicing the program; and

        WHEREAS, Assignee desires to provide lease financing to qualified customers of Assignor subject to the terms and conditions of this Agreement.

        NOW THEREFORE, in consideration of the agreements and covenants contained herein, the parties hereto agree as follows:

                                 I. DEFINITIONS

        As used herein, all capitalized terms shall have the meanings set forth below:

        "Agreement" means the Private Label Vendor Agreement, any Addendums and all Exhibits annexed hereto and made a part hereof, as may be amended, supplemented and/or modified from time to time by the parties hereto.

        "Approval Letter" means the letter providing the terms and conditions of Assignee's approval of a customer, or a rejection of such credit application.

        "Contract" means the lease, and all related documents in the form shown as Exhibit A hereto, executed by an authorized representative of the Lessee; which serves as evidence that the Lessee has entered into a financing obligation with Assignor. And that the Equipment has been delivered to and accepted by the Lessee. An Approval Letter shall be part of each lease


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        "Distributor" means those sales representatives, independent companies, and manufacturer representatives selected and authorized by Assignor to sell products distributed and/or manufactured by Assignor or is affiliates.

        "Equipment" means certain equipment, together with all components and parts incorporated therein, sold or leased to a Lessee by the Distributor and covered by a Contract.

        "Lease Payments" means the monthly rental due from Lessee under the terms of the Contract. Lease Payments are used interchangeably herein.

        "Lessee" means a customer of Assignor, approved in an Approval Letter, entering into a Contract for Equipment sold by a Distributor.

        "Private Label" means an arrangement pursuant to which Assignor's name and/or logo will appear prominently on the Contracts.


                            II. TERM AND TERMINATION

2.1 Term. This Agreement shall be deemed effective upon mutual execution. The term of this Agreement shall continue from such effective date for a period of one year, and will automatically renew for additional one year periods, unless terminated by either party pursuant to the terms of subsection 2.2 herein.

2.2 Termination. Either party may terminate this Agreement at any time by written notice given at least sixty (60) days prior to the effective date of such termination. Upon termination of this Agreement, the obligations of the parties with respect to applications not credit approved prior to the effective date of termination shall cease.

For applications that are credit approved at the effective date of termination, Assignee shall honor such approvals for the terms and under the conditions described in subsections 3.4, 3.6, and 4.2 herein. The warranties, obligations, and covenants of the parties with respect to Contracts prior to the effective date of termination shall survive such termination and shall remain in effect until the Contracts expire or are terminated.


                           III. OFFER AND ACCEPTANCE

3.1 Equipment to be Sold. The parties hereby agree that unless otherwise agreed in writing, each transaction pursuant to this Agreement shall include the sale of all Assignor's right, title and interest in the Equipment, but shall not include assumption of its obligations or responsibilities with respect to insurance of the Equipment, performance of the Equipment or any other obligation or liability therein.

3.2 Credit Submission. In each instance in which Assignor shall wish to provide lease financing for their customer, Assignee will require sufficient information in order to make a credit determination, which shall at a minimum consist of the following:

        -       payment terms requested:

        -       estimated delivery date;

        -       a completed credit application as shown in Exhibit B;

        -       any other information required by Assignee.

3.3 Confidentiality of Submissions. All information and materials furnished to Assignee in the credit application, shall be held strictly confidential and shall be used by Assignee solely for the purpose of


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making a determination. Assignee shall retain such credit information, and shall return to Assignor such information when requested via fax or mail.

3.4 Credit Decision. The decision to accept or reject any proposed transaction shall be at the sole discretion of Assignee. Within twenty-four (24) hours of receipt of all required information, Assignee shall notify Assignor by fax on the Approval Letter of its decision to approve or reject a proposed transaction at its primary place of business.

3.5 Credit Rejection.

Assignee is not a credit reporting agency and consequently Assignor agrees that any details provided to substantiate Assignee's reason(s) for rejection of a specific proposed transaction represent strictly Assignee's opinion of the credit and financial risk(s) involved in the proposed transaction, and not statements of fact. Assignor agrees to keep all such details and statements of opinion strictly confidential, to the extent permitted by applicable law. Assignee agrees to provide to any such proposed Lessee any notice required by the Federal Equal Credit Opportunity Act.

3.6 Credit Approval. The Approval Letter shall give complete details regarding the terms and conditions of the approval and shall be valid for a period of sixty (60) days from the date of the Approval Letter, subject to interest rate movements set forth below. Assignee may adjust the rates in accordance with corresponding movements in like term US Treasury as listed in the Wall Street Journal. Assignee's credit approval may be revoked prior to the funding of a transaction should the Lessee thereunder experience a material adverse change in its financial condition or ability to pay in Assignee's sole discretion.


                      IV. DOCUMENTATION and ADMINISTRATION

4.1 No Recourse to Assignor. Assignee hereby assumes all risk of the lessee's insolvency or financial inability to make payments.

4.2 Documents Required.

a) Contract shown in Exhibit A or as amended from time to time by Assignee will be used along with the standard terms and conditions. Personal Guaranties shall be required unless waived by Assignee. Assignee reserves the right to require additional documentation if the individual circumstances warrant. Documentation may be prepared by Assignee or Assignor and sent directly to the Lessee. All Lease Payment checks are to be made payable to Assignee.

b) Assignor will provide Assignee with an invoice or bill of sale which details the Equipment being sold (including serial numbers), the ship to address of the customer and the bill to address of Assignee.

c) Upon receipt of the above, Assignee will immediately examine the Contract and promptly notify Assignor of any deficiencies, if any.

d) All Contracts shall require a proof of insurance as listed therein from the Lessee, adding Assignee as additional insured and loss payee, and "Certificate of Complete" from PSEF and/or ASPRS.

e) All Contracts shall required UCC-1 filings and the cost of such shall be borne by either the Lessee or Assignor. An administrative fee of $200.00 shall be charged on each contract to cover this cost.

4.3 Funding.


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a)      Payment will be made within twenty-four (24) hours once all properly executed Contracts have been received by Assignee, and delivery and acceptance of Lease and the Equipment subject thereto, of Lessee is confirmed by Assignee.

b) Items to be funded will include Equipment, (shipping and installation "soft costs" not to exceed 20% of Equipment cost) and acceptable soft costs.



                         V. COMMUNICATION and MARKETING

5.1 Support. Assignee will support the marketing efforts of Assignor and the marketing of this lease finance program to authorized Distributors of Assignor products by having office hours from 8:00 am to 8:00 pm Monday through Friday, (with certain exceptions), and ongoing sales and marketing programs and lease training to Assignor personnel at lease once per year. Assignor will support the efforts of Assignee by expressly noting in its literature and marketing material that this Agreement is the sole leasing program to be offered by Assignor and it's Distributor and actively promoting leasing in the selling process, provided that Assignor's customers may choose to finance Equipment elsewhere.

5.2 Communication/Notices.

a)      The following toll free numbers are established:

          Central Processing Center: (888) 454-4481
          Fax Transmissions:        (888) 254-4481
          Marketing Support:         (315) 463-7050

b) Notices under this Agreement shall be deemed to have been given if delivered by mail, or by courier service to the other party at the address stated below or such other address as such party may provide by written notice.

         If to Lighthouse Capital, Inc.      If to MDA Capital Corp:
         Attn: VP Administration             Attn:
         Lighthouse Capital, Inc.            MDA Capital Corp
         PO Box 3324                         3800 Howard Hughes Parkway
         5921 Court Street Rd.               Suite 1800
         Syracuse, NY 13220                  Las Vegas, NY 89109


5.3 Rental Factors. Assignee will provide competitive rental factors which it may change at its sole discretion. The current rates in effect are shown in Exhibit D. Special lease structures or deviations from those set forth in the Exhibit D will be handled on a case by case basis. Assignee will support special marketing programs, in it's sole discretion, desired by Assignor. Rates on Exhibit D(i) are provided with 6 points built in for the sole benefit of Assignor. Commissions shall be paid directly to Assignor monthly.

5.4 Marketing Assignee Services. Assignor will inform its Distributors of the benefits to using the services under this agreement. Assignor will provide access to its sales personnel and facilitate the attendance of Assignee's and Assignor's personnel at scheduled sales meetings.

5.6 Distributor List. A current authorized Distributor listing will be provided to Assignee along with any supporting information relative to the nature of the Distributor's business and/or finances. Additions to or deletions from the Distributor list will be provided in a timely manner. All information received by Assignee will be treated as proprietary and confidential.


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                            VI. LESSEE CANCELLATION

6.1 Lessee Cancellation. Any Lessee that defaults or cancels a Contract due to failure of MDA/LySonix to perform any maintenance, services, failure of, related governmental approvals or otherwise shall be considered an event of default under Section 10.1 and be subject to the remedies of section 10.2(a). Any such default shall have a cure period of thirty (30) days from the date of written notification by Assignee to Assignor at the address listed in Section 5.2(b).

                                VII. REMARKETING

7.1 Agreement to Remarket. In order to allow Assignor to control the after market for its Equipment and in an attempt to obtain reasonable proceeds from Equipment under a defaulted contract, Assignor shall have the obligation to remarket and/or repurchase such Equipment of Assignee as provided below.

7.2 Repossession. When Assignee has requested Assignor to remarket Equipment, Assignee shall transfer legal right to such Equipment to Assignor and Assignor agrees to retake the Equipment on behalf of Assignor upon such transfer by Assignor. The risk of loss to any Equipment so transferred shall pass to Assignor at the time and place of transfer.

7.3 Appraisal. Assignor shall appraise the Equipment and advise Assignee in writing of its best estimate of the Equipment's market value in an "as is/where is" condition. Additionally, Assignor shall makes its best estimate of all recommended repairs and/or reconditioning costs and shall advise Assignee in writing of its best estimate of the market value such Equipment would have after recommended repairs and reconditioning are completed.

7.4 Repairs. Assignor agrees to perform such repairs and reconditioning as Assignee may direct, and shall not cause any repairs or reconditioning to be performed without the prior written consent of Assignee. Assignor shall keep accurate records of all costs and expenses incurred in the performance of such repair and reconditioning.

7.5 Manner of Remarketing. Assignor shall remarket the Equipment on a non-discriminatory, priority basis within the 120 day Remarketing Period for cash or on such extended payment terms as Assignee shall approve. Assignor in the ordinary course of its business will be engaged in the marketing of other equipment and such activity shall not be a breach of this Agreement

7.6 Distribution of Remarketing Proceeds. If a buyer or new lessee is obtained by Assignor, the remarketing proceeds shall be distributed as follows:

a) first to the recovery by Assignor for the costs and expenses of repossession, remarketing and reconditioning the Equipment as agreed to in writing by Assignee;

b) then to Assignee for recovery of its Net Book Value of the Contract, and the recovery of Assignee's other reasonable out-of-pocket expenses incurred with respect to such lease and legal fees, if any; and last, the remainder, if any, to be paid 50% to Assignor and 50% to Assignee, as allowed by law.

7.7 Repurchase of Equipment. Assignor shall have the option to repurchase any defaulted Contract for the Net Book Value plus any other outstanding amounts due on such Contract. Such option shall become an obligation of the Assignor after one hundred-twenty (120) days from default notice.


                VIII. REPRESENTATIONS, WARRANTIES AND COVENANTS


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8.1 Each Party Represents And Warrants To One Another That:

a) each is a corporation duly organized, validly existing and in good standing under the laws of its representative state of incorporation. That each is in good standing in every jurisdiction where the nature of its business requires it to be qualified;

b) each has full power, authority and legal right to execute, deliver and perform this Agreement and the execution, delivery and performance hereof has been duly authorized by all necessary corporate action;

c) this Agreement has been duly executed and constitutes a legal, valid and binding obligation enforceable in accordance with its terms; and

d) the execution, delivery and performance of this Agreement (1) is not in contravention of any agreement or indenture by which the parties are bound or by which properties may be affected, (2) does not require any stockholder approval, or any approval or consent of, or filing or registration with, any governmental body or regulatory authority or agency, or any approval or consent of any trustees or holders of any indebtedness or obligations of such party, or such approval or consent has been obtained and (3) does not contravene any law, regulation, judgment or decree applicable, or certificate of incorporation or by-laws.

8.2 Assignor Representations and Warranties.

a) The Equipment shall perform in accordance with any Equipment performance standards provided for in the Contract or otherwise.

b) There shall not have been and will not be any act, failure to act, omission or misrepresentation of Assignor which (i) nullifies, modifies, limits or in any way affects the genuineness, validity or enforceability of any obligation of a Lessee, or (ii) modifies or amends the Contract in any respect, or (iii) modifies the uses, maintenance or warranties of the related Equipment.

c) Each Contract and Equipment related thereto shall not be subject to any offset, deduction, defense, counter claim or lien as the result of any act, failure to act, omission, or any alleged act, failure to act or omission of Assignor.

d) Assignor will promptly fulfill and perform all obligations, covenants, liabilities, warranties and duties, if any, on its part to be fulfilled and performed in connection with the Contract and Equipment related thereto and any other agreements or instruments executed by Assignor with respect to the installation, maintenance or servicing by Assignor of the Equipment covered by the Contract. Assignee or any subsequent assignee shall have no obligation or liability under the Contract and shall not be obligated to perform any of Assignor's obligations thereunder; Assignor's obligations under the Contract may be performed by Assignee or any subsequent assignee, however, without releasing Assignor therefrom.

e) Assignor shall provide to Assignee within 90 days of each year end, audited financial statements and any other information reasonably requested by Assignee. Notice of any action or event that could cause a material change in Assignor shall be provided to Assignee immediately. Additionally, Assignor is not the subject of any litigation, charge, lien, or other such encumbrance and shall notify PMEL immediately upon becoming the subject of such an act.

f) Assignor has fully informed Lessee of the training courses, certification requirement and malpractice insurance coverage exemption for non-compliance. All Lessee have a certified employee at the time of Contract acceptance. Such certification shall be done by PSEF or ASPRS.

                                 IX. INDEMNITIES


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9.1 Indemnity by Assignor. Assignor shall without limiting any other rights which Assignee has hereunder, defend, indemnify, protect and save Assignee harmless against and from any third party claims, damages, losses, liabilities, obligations, demands, defenses, judgments, costs including reasonable attorney's fees, disbursements or expense of any kind or of any nature whatsoever which may be imposed upon, incurred by or asserted or awarded against Assignee and arising from any breach by Assignor of the representations, warranties or covenants made by Assignor in this Agreement, or any alleged infringement or violation of a patent, copyright, trade secret or other proprietary right of any third party based upon the sale, lease, use, operation or other disposition of the Equipment (including the Equipment as modified or upgraded in any way) unless such claim, loss or damage shall be based upon the negligence or misconduct of Assignee.

9.2 Notice. If any claim or action is brought or threatened against Assignee based on a claim, loss or damage for which Assignor is required to provide indemnity hereunder, Assignee shall promptly notify Assignor in writing of such claim.

9.3 Defense of Claim. Following the receipt of notice by Assignor then unless otherwise directed by Assignee, Assignor shall defend such actions or claims at its expense and pay all costs, damages and attorneys' fees which may be awarded in any such action against Assignee. Assignee shall reasonably cooperate (at the expense of Assignor) as may be reasonably requested by Assignor to assist Assignor in the settlement and defense of such claims.


                            X. DEFAULTS and REMEDIES

10.1 Events of Default. The following shall be events of default hereunder:

a) The occurrence of a material breach by Assignor of any warranty, representation or obligation contained in this Agreement;

b) Any Contract delivered to Assignee by Assignor is found to be executed by someone other than the Lessee;

c) Assignor or its Distributor suspends or ceases to do business as a going concern, becomes bankrupt, insolvent, unable to pay its debts as they become due, or makes an assignment for the benefit of creditors.

10.2 Remedies. In the event of default hereunder, the following remedies shall be available to Assignee:

a) In the event of a default described in Paragraphs 10.l(a), (b), or (c) above, Assignor agrees, upon receipt of written request from Assignee, to repurchase the affected Contract within five (5) days after Assignee's demand at the present value, plus; any outstanding amounts due, applicable taxes, any residual position, and any fees or other costs that Assignee may incur, for example reasonable legal fees or costs to refile appropriate UCC's.

10.3 Cancellation. In the event of any breach or default by either Assignee or Assignor of any terms and conditions contained herein, the aggrieved party shall provide the other party with written notice thereof setting forth in reasonable detail the basis of such breach or default, whereupon the defaulting party shall have thirty (30) days to cure, and absent such cure, the aggrieved party may, in addition to exercising any and all other remedies available herein, at law or in equity, by written notice to the other party cancel this Agreement, effective upon notice of cancellation.


                               XI. MISCELLANEOUS

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11.1 Power of Attorney. Assignor hereby appoints Assignee as Assignor's attorney-in-fact to do, at Assignee's option, all lawful acts and things which Assignee may deem necessary in accordance with this Agreement on behalf of Assignor.

11.2 Assignments. PMEL may assign any or all of its right or obligations in the Contracts as provided for therein.

11.3 Survival. All covenants, agreements, representation, warranties, and indemnities (including any obligation to repurchase associated therewith) contained in this Agreement (and any and each other agreement or instrument delivered pursuant hereto) shall survive (i) the execution and delivery of this Agreement, (ii) the consummation of the transactions contemplated hereby, (iii) repurchase of any Contract by Assignor and (iv) termination of this Agreement (but only with respect to assignments or credit approvals executed or outstanding prior to the date of any such termination.

11.4 Governing Law. This Agreement shall be subject to and governed by the laws of the State of New York.

11.5 Independent Contractors. Assignee and Assignor acknowledge that they are separate entities, each of which has entered into this Agreement for independent business reasons, and that neither Assignee nor Assignor has acted, acts, or shall be deemed to have acted or act as an agent for the other.

11.6 Headings. The headings of the sections of this Agreement are for convenience only and shall not be used to interpret or construe this Agreement.

11.7 Entirety; Amendments. This Agreement together with the Exhibits referred to herein, constitute the entire agreement between Assignee and Assignor as to the subject matter contemplated herein, and supersedes all prior agreements and understandings relating thereto. No other agreements will be effective to change, modify or terminate this Agreement in whole or in part unless such agreement is in writing and duly executed by the party to be charged except as expressly set forth herein.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



[SIG]                      1/15/97           [SIG]                    1/21/97
----------------------------------           -----------------------------------
Authorized Signature          Date           Authorized Signature       Date

MDA Capital Corp
3800 Howard Hughes Parkway                   Lighthouse Capital, Inc
Suite 1800                                   5921 Court Street Road
Las Vegas, NV 89109                          PO Box 3324
                                             Syracuse, NY 13220


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